Exhibit 4.11

HEADLANDS MORTGAGE COMPANY

1997 EXECUTIVE AND NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN

February 5, 1998

i

SUMMARY

General Information

This Prospectus relates to the 1997 Executive and Non-Employee Director Stock Option Plan (the “Stock Option Plan” or the “Plan”) of Headlands Mortgage Company (the “Company”), and to shares of the Company’s common stock, no par value the “Common Stock”) offered pursuant to the Plan.

The Plan was adopted by the Board effective as of July 22, 1997, subject to the approval of the Company stockholders. The stockholders approved the Plan on September 15, 1997. The Plan has been amended and restated from time to time by the Board of Directors of the Company. The Company’s Plan provides for the grant of qualified incentive stock options (“ISOs”) which meet the requirements of section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), stock options not so qualified (“NQSOs”), dividend equivalent rights (“DERs”), deferred stock, restricted stock, performance shares, stock appreciation and limited stock awards (“Awards”).

Purpose of the Stock Option Plan

The Stock Option Plan is intended to provide a means of performance-based compensation in order to attract and retain qualified personnel and to provide an incentive to employees, officers, directors and others whose job performance affects the Company, to encourage proprietary interest in the Company, to encourage such key employees to remain in the employ of the Company, to attract new employees with outstanding qualifications, and to afford additional incentive to others to increase their efforts in providing significant services to the Company.

Administration

The Stock Option Plan is administered by the Compensation Committee of the Board of Directors (the “Committee”), which is composed solely of non-employee directors. Members of the Committee are eligible to receive NQSOs pursuant to automatic grants of stock options discussed below.

Options and Awards

Options granted under the Stock Option Plan will become exercisable in accordance with the terms of the grants made by the Committee. Awards will be subject to the terms and restrictions of the Awards made by the Committee. Option and Award recipients shall enter into a written stock option agreement with the Company. The Committee has discretionary authority to select participants from among eligible persons and to determine at the time an option or Award is granted when and in what increments shares covered by the option or Award may be purchased or will vest and, in the case of options, whether it is intended to be an ISO or a NQSO provided, however, that certain restrictions applicable to ISOs are mandatory, including a requirement that ISOs not be issued for less than 100 percent of the then fair market value of the Common Stock (110 percent in the case of a grantee who holds more than ten percent of the outstanding Common Stock) and a maximum term of ten years (five years in the case of a grantee who holds more than ten percent of the outstanding Common Stock). Fair market value means as of any given date, with respect to any option or Award granted, at the discretion of the Committee, (i) the closing sale price of the Common Stock on the preceding business day as reported in the Western Edition of the Wall Street Journal or (ii) the average of the closing price of the Common Stock on each day on which it was traded over a period of up to twenty trading days immediately prior to such date, or (iii) if the Common Stock is not publicly traded, the fair market value of the Common Stock as otherwise determined by the Committee in the good faith exercise of its discretion.

Eligible Persons

Officers and directors and employees of the Company and other persons expected to provide significant services to the Company are eligible to participate in the Stock Option Plan. ISOs may be granted to the officers and employees of the Company. NQSOs and Awards may be granted to the directors, officers, employees, agents and consultants of the Company or any of its subsidiaries.

Under current law, ISOs may not be granted to any director of the Company who is not also an employee, or to directors, officers and other employees of entities unrelated to the Company.

Shares Subject to the Plan

The Stock Option Plan authorizes the grant of options to purchase, and Awards of, an aggregate of up to ten percent of the Company’s total outstanding shares at any time, provided that no more than 1,000,000 shares of Common Stock shall be cumulatively available for grant as ISOs. If an option granted under the Stock Option Plan expires or terminates, or an Award is forfeited, the shares subject to any unexercised portion of such option or Award will again become available for the issuance of further options or Awards under the Stock Option Plan. In connection with any reorganization, merger, consolidation, recapitalization, stock split or similar transaction, the Committee shall appropriately adjust the number of shares of Common Stock subject to outstanding options, Awards and DERs and the total number of shares for which options, Awards or DERs may be granted under the Plan.

Term of the Plan

Unless previously terminated by the Board of Directors, the Stock Option Plan will terminate on September 15, 2007, and no options or Awards may be granted under the Stock Option Plan thereafter, but existing options or Awards will remain in effect until the options are exercised or the options or Awards are terminated by their terms.

Term of Options

Each option must terminate no more than ten years from the date it is granted (or five years in the case of ISOs granted to an employee who is deemed to own an excess of 10 percent of the combined voting power of the Company’s outstanding equity stock). Options may be granted on terms providing for exercise either in whole or in part at any time or times during their respective terms, or only in specified percentages at stated time periods or intervals during the term of the option.

DERs

The Plan provides for granting DERs in tandem with options. DERs can be granted in “accrued” or “current-pay” form. Accrued DERs accrue for the account of the optionee shares of Common Stock upon the payment of cash dividends on outstanding shares of Common Stock. The number of shares accrued is determined by a formula, and such shares are currently transferred to the optionee only upon exercise of the related option. Shares of Common Stock accrued for the account of the optionee can also be made eligible to receive dividends and distributions. DERs issued in current-pay form provide that cash payments are made to the optionee at the same time as dividends are paid to holders of outstanding Common Stock. DERs can be made “performance based” by conditioning the right of the holder of the DER to receive any dividend equivalent payment or accrual upon the satisfaction of specified performance objectives.

Option Exercise

The exercise price of any option granted under the Stock Option Plan is payable in full in cash, or its equivalent as determined by the Committee. The Company may make loans available to options holders to exercise options evidenced by a promissory note executed by the option holder and secured by a pledge of Common Stock with fair value at least equal to the principal of the promissory note unless otherwise determined by the Committee:

Automatic Grants to Non-Employee Directors

Each non-employee director of the Company is automatically granted NQSOs to purchase 10,000 shares of Common Stock without DERs upon becoming a director of the Company. Such automatic grants of stock options vest 25 percent on the anniversary date in the year following the date of the grant and 25 percent on each anniversary date thereafter. The exercise price for such automatic grants of stock options is the fair market value of the Common Stock on the date of grant, and is required to be paid in cash.

Amendment and Termination of Stock Option Plan

The Board of Directors may, without affecting any outstanding options or Awards, from time to time revise or amend the Stock Option Plan, and may suspend or discontinue it at any time. However, no such revision or amendment may, without stockholder approval, increase the number of shares subject to the Stock Option Plan, modify the class of participants eligible to receive options or Awards granted under the Stock Option Plan or extend the maximum option term under the Stock Option Plan.

Limited Transferability of Options

Options may be granted on terms which permit transfer by such optionee to family members or trusts or partnerships for the exclusive benefit of such immediate family members or any other persons or entities as may be approved by the Committee, subject in all cases to the terms of the Plan.

No Right to Continued Employment

Neither the adoption of the Plan nor the grant of Stock Options or other benefits under the Plan to any employee of the Company or any Subsidiary shall confer upon any employee any right to continued employment with the Company or a Subsidiary, as the case may be, or interfere in any way with the right of the Company or a Subsidiary to terminate the employment of any of its employees at any time.

Restrictions on Resale of Shares

Employees who are affiliates (directors and certain executive officers) of the Company may not reoffer or resell shares of the Common Stock by use or delivery of this Prospectus. Such affiliates may reoffer or resell Common Stock only (a) pursuant to a prospectus of the Company that is part of a registration statement covering reoffers and resales of securities that has become effective under the Securities Act of 1933, as amended (the “Securities Act”) or (b) in reliance upon and in compliance with applicable provisions of Rule 144 under the Securities Act.

Employees who are not affiliates of the Company at the time of their proposed reoffer or resale of shares of Common Stock generally will be entitled to effect such reoffers or resales without use of a prospectus or compliance with Rule 144.

Employees who are subject to the short-swing profit provisions of Section 16(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), may be limited in their ability to purchase and sell equity securities of the Company by virtue of their participation in the Plan.

Outstanding Options

As of February 5, 1998, options for up to 1,850,000 shares of Common Stock were authorized to be issued under the Stock Option Plan, options to acquire 1,090,500 shares were issued and outstanding under such Plan and no options had previously been exercised, leaving 759,500 shares available for the grant of additional options, Awards or DERs.

The Plan provides that, in connection with any reorganization, merger, consolidation, recapitalization, stock split or similar transaction, the Committee shall appropriately adjust the number of shares of Common Stock subject to outstanding options, Awards and DERs and the total number of shares for which options, Awards or DERs may be granted under the Plan.

The number, if any, and terms of options, DERs or Awards which may be granted in future periods is not presently determinable as the Committee has sole discretion to determine the number, if any, and terms of such options, DERs or Awards within the specified limits stated above under “Shares Subject to the Plan.”

Federal Income Tax Considerations

General. The following is a brief summary of the principal U.S. federal income tax consequences, based on current income tax laws, of the issuance and exercise of options, DERs and Awards under the Company’s Plan. This summary is not intended to be exhaustive and does not describe state, local or foreign tax consequences. Grantees are strongly urged to consult their tax advisors regarding the federal, state, local or other tax consequences of the receipt and exercise of options, DERs and Awards under a Plan and the rules concerning taxation of capital gains, which were recently revised and which continue to be under review by Congress.

Incentive Stock Options (“ISOs”). No taxable income will be recognized by a grantee upon the grant or exercise of an ISO. If shares of Common Stock are issued to a grantee pursuant to the exercise of an ISO granted under the Plan and if no disqualifying disposition of such shares is made by such grantee within two years after the date of grant or within one year after the receipt of such shares by such grantee, then upon the sale of such shares, any amount realized in excess of the option price will be taxed to such grantee (a) as a mid-term capital gain and any loss sustained will be a mid-term capital loss or (b) if such shares have been held for more than 18 months, as a long-term capital gain or loss. In either case, no deduction will be allowed to the Company. Additionally, the exercise of an ISO will give rise to an item of tax preference that may result in alternative minimum tax liability of the grantee.

If shares of Common Stock acquired upon the exercise of an ISO are disposed of prior to the expiration of two years after the date of grant or one year after exercise, generally (a) the grantee will recognize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of the shares at exercise (or, if less, the amount realized on the disposition of the shares) over the option price thereof, and (b) the Company will be entitled to deduct such amount. Any further gain or loss recognized by the grantee will be subject to tax as capital gain or loss (generally long-term capital gain or loss if the stock has been held for more than 18 months and midterm gain or loss if held more than one year but no more than 18 months) and will not result in any deduction by the Company.

If an ISO is exercised at a time when it no longer qualifies as an ISO, the option will be treated as an NQSO. Subject to certain exceptions for disability or death, an ISO generally will not be eligible for the federal income tax treatment described above if it is exercised more than three months following the termination of employment.

Non-Qualified Options (“NQSOs”). No taxable income will be recognized by a grantee upon the grant of an NQSO. Upon exercise, however, the grantee will generally recognize ordinary income in an amount equal to the difference between the option price (the amount paid for the shares) and the fair market value of the shares on the date of exercise, the grantee will have a basis in such stock in an amount equal to such fair market value, and the Company will be entitled to deduct a like amount.

Upon subsequent sale of any such shares of Common Stock acquired pursuant to the exercise of an NQSO, a grantee will have capital gain or loss equal to the difference between the amount realized upon such sale and the grantee’s adjusted tax basis in the shares of Common Stock. Such gain or loss will be capital gain or loss and generally will be long-term if the shares of Common Stock have been held for more than 18 months from the date the option is exercised and mid-term if held more than one year but not more than 18 months.

Transfer of NQSO’s to Family Members. If an employee transfers a vested NQSO to a family member prior to exercise, the employee will generally be required to treat the transfer as a completed gift for federal estate and gift tax purposes and will not recognize any income upon such transfer. However, upon exercise of the NQSO, the employee (or his or her estate) will recognize the income, if any, attributable thereto. Any gain or loss from a subsequent disposition of the shares of Common Stock will be taxable to the family member and not the employee.

Awards and DERs. No taxable income will be recognized by a grantee upon the grant of an Award or current-pay DER or the grant or accrual of an accrual DER. Taxable income is recognized when cash is received by the holder of a current-pay DER. If the Award or the underlying option to which an accrual DER relates, is exercised, the grantee generally will be subject to tax at ordinary income rates on the fair market value of the Common Stock subject to the Award or DER, less the amount paid for such stock, at the time it becomes transferable or is no longer subject to forfeiture. Alternatively, a grantee who makes an election under Section 83(b) of the Code within 30 days of the date of purchase/exercise will include in income on the date of the purchase/exercise an amount equal to the excess of the fair market value of the shares of Common Stock subject to the Award or DER, assuming the shares were then unrestricted and could be sold immediately, over the purchase price of such Common Stock. If the shares of Common Stock subject to such election are forfeited, the grantee will only be entitled to a deduction, refund or loss for federal income tax purposes equal to the purchase price, if any, of the forfeited shares.

With respect to the sale of the shares after the forfeiture period has expired, the holding period to determine whether the grantee has long-term or short-term capital gain or loss begins when the restriction period expires. If the grantee timely elects to be taxed as of the date of the purchase/exercise, however, such grantee’s holding period will commence on the date of the purchase/exercise and such grantee’s tax basis will be equal to the excess of the fair market value of the shares of Common Stock subject to the Award or DER on the date of the purchase/exercise, assuming the shares were then unrestricted and could be sold immediately, over the purchase price of such Common Stock. Except as noted below, the Company generally will be entitled to a deduction equal to the amount that is taxable as ordinary compensation income to the grantee.

Company Deductions. If applicable withholding requirements are met, the Company generally will be entitled to a tax deduction in an amount equal to the ordinary income realized by the participant at the time the participant recognizes such income. However, Code Section 162(m) contains specific rules regarding the federal income tax deductibility of compensation paid to the Company’s Chief Executive Officer and to each of the other four most highly compensated executive officers. The general rule is that annual compensation paid to any of these specified executives will be deductible only to the extent that it does not exceed $1 million. However, the Company can preserve the deductibility of certain compensation in excess of $1 million if it complies with conditions imposed by the rules, including (1) the establishment of a maximum number of shares with respect to which options, DERs and Awards may be granted to any one employee during a specified time period, and (2) for restricted stock, DERs and performance units/shares, inclusion in the Plan of performance goals which must be achieved prior to accrual or payment. The Plan has been designed to permit the Committee to grant options and Awards which satisfy the requirements of new Section 162(m).

Income Tax Withholding

In the event that the Company or any subsidiary is required to withhold any federal, state or local taxes in respect of any compensation income realized by an employee (a) as a result of any “disqualifying disposition” of any shares of Common Stock acquired upon exercise of any ISO granted hereunder, or (b) in respect of an NQSO or Award granted hereunder, any shares acquired by the employee or any permitted transferee pursuant to an NQSO, DER or Award, or the vesting of any such shares of Common Stock, then the Company shall deduct from any payments of any kind otherwise due to such employee the aggregate amount of such federal, state or local taxes required to be so withheld or, if such payments are insufficient to satisfy such federal, state or local taxes, such employee will be required to pay to the Company, or make other arrangements satisfactory to the Company regarding payment to the Company of, the aggregate amount of any such taxes.

Available Information

Additional information regarding the 1997 Stock Option Plan and the Committee is available at the following address and telephone number: Headlands Mortgage Company, 1100 Larkspur Landing Circle, Suite 101, Larkspur, California 94939, Attention Paul Casellini (415) 461-6790.

Incorporation of Certain Information by Reference

There are incorporated herein by reference the following documents heretofore filed by the Company with the Commission, and copies are available to employees without charge upon written or oral request (excluding exhibits to those documents unless the exhibits are specifically incorporated herein by reference into the documents that this Prospectus incorporates by reference):

(a)	The Company’s Prospectus, dated February 4, 1998, and filed pursuant to Rule 424(b) under the Securities Act on February 5, 1998.

(b)	The Company’s Form 8-K dated February 4, 1998 and filed on February 5, 1998.

(c)	The description of the Company’s Common Stock contained in the Company’s Registration Statement on Form 8-A, filed December 29, 1997 and amended on January 30, 1998 and February 3, 1998.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the filing of a post-effective amendment indicating that such Common Stock shares have been sold, or deregistering all of the Common Stock shares that, at the time of such post-effective amendment, remain unsold, shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained herein or in any document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document, which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

The Company will also provide any employee with any updates to this Prospectus, free of charge, upon written or oral request at the address and telephone number listed above under “Available Information.”

APPENDIX A

HEADLANDS MORTGAGE COMPANY

AMENDED AND RESTATED

1997 EXECUTIVE AND NON-EMPLOYEE DIRECTOR

STOCK OPTION PLAN

(Adopted Effective July 22, 1997)

As Amended January 8, 1998

1. General Purpose of Plan; Definitions.

The name of this plan is the Headlands Mortgage Company 1997 Executive and Non-Employee Director Stock Option Plan (the “Plan”). The Plan was adopted by the Board effective as of July 22, 1997, subject to the approval of the Company stockholders. The stockholders approved the Plan on September 15, 1997. The Plan has been amended and restated from time to time by the Board of Directors of the Company. The purpose of the Plan is to enable the Company and its Subsidiaries to obtain and retain competent personnel who will contribute to the Company’s success by their ability, ingenuity and industry, to give the Company’s non-employee directors a proprietary interest in the Company and to provide incentives to the participating directors, officers and other key employees, and agents and consultants that are linked directly to increases in stockholder value and will therefore inure to the benefit of all stockholders of the Company.

For purposes of the Plan, the following terms shall be defined as set forth below:

(1) “Accrued DERs” means dividend equivalent rights with the accrual rights described in Section 5(11).

(2) “Administrator” means the Board, or if the Board does not administer the Plan, the Committee in accordance with Section 2.

(3) “Board” means the Board of Directors of the Company.

(4) “Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor thereto.

(5) “Committee” means the Compensation Committee of the Board, which shall be composed entirely of individuals who meet the qualifications to be a “Non-Employee Director” as defined in Rule 16b-3 (“Rule 16b-3”) as promulgated by the Securities and Exchange Commission (the “Commission”) under the Securities Exchange Act of 1934 (the “Act”), and as such Rule may be amended from time to time, or any successor definition adopted by the

Commission, or any other Committee the Board may subsequently appoint to administer the Plan. If at any time the Board shall not administer the Plan, then the functions of the Board specified in the Plan shall be exercised by the Committee.

(6) “Company” means Headlands Mortgage Company, a corporation organized under the laws of the State of California (or any successor corporation).

(7) “Current-pay DERs” means dividend equivalent rights with the current-pay rights described in Section 5(11).

(8) “DERs” shall mean Accrued DERs and Current-pay DERs.

(9) “Deferred Stock” means an award granted pursuant to Section 7 of the right to receive Stock at the end of a specified deferral period.

(10) “Disability” means permanent and total disability as determined under the Company’s disability program or policy.

(11) “Effective Date” shall mean the date provided pursuant to Section 12.

(12) “Eligible Employee” means an employee of the Company or any Subsidiary eligible to participate in the Plan pursuant to Section 4.

(13) “Eligible Non-Employee Director” means a member of the Board or the board of directors of any Subsidiary who is not a bona fide employee of the Company or any Subsidiary and who is eligible to participate in the Plan pursuant to Section 5A.

(14) “Fair Market Value” means, as of any given date, with respect to any awards granted hereunder, at the discretion of the Administrator and subject to such limitations as the Administrator may impose, (A) the closing sale price of the Stock on the next preceding business day as reported in the Western Edition of the Wall Street Journal Composite Tape, or (B) the average of the closing price of the Stock on each day on which the Stock was traded over a period of up to twenty trading days immediately prior to such date, or (C) if the Stock is not publicly traded, the fair market value of the Stock as otherwise determined by the Administrator in the good faith exercise of its discretion.

(15) “Incentive Stock Option” means any Stock Option intended to be designated as an “incentive stock option” within the meaning of Section 422 of the Code.

(16) “Limited Stock Appreciation Right” means a Stock Appreciation Right that can be exercised only in the event of a “Change of Control” (as defined in Section 10 below).

(17) “Non-Employee Director” shall have the meaning set forth in Rule 16b-3.

(18) “Non-Qualified Stock Option” means any Stock Option that is not an Incentive Stock Option, including any Stock Option that provides (as of the time such option is granted) that it will not be treated as an Incentive Stock Option.

(19) “Parent Corporation” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if each of the corporations in the chain (other than the Company) owns stock possessing 50% or more of the combined voting power of all classes of stock in one of the other corporations in the chain.

(20) “Participant” means any Eligible Employee or any consultant or agent of the Company or any Subsidiary selected by the Committee, pursuant to the Administrator’s authority in Section 2, to receive grants of Stock Options, DERs, Stock Appreciation Rights, Limited Stock Appreciation Rights, Restricted Stock awards, Deferred Stock awards, Performance Shares or any combination of the foregoing, or any Eligible Non-Employee Director eligible to receive grants of Non-Qualified Stock Options and DERs pursuant to Section 5A below.

(21) “Performance Share” means an award of shares of Stock granted pursuant to Section 7 that is subject to restrictions based upon the attainment of specified performance objectives.

(22) “Restricted Stock” means an award granted pursuant to Section 7 of shares of Stock subject to restrictions that will lapse with the passage of time.

(23) “Stock” means the Common Stock of the Company.

(24) “Stock Appreciation Right” means the right pursuant to an award granted under Section 6 to receive an amount equal to the difference between (A) the Fair Market Value, as of the date such Stock Appreciation Right or portion thereof is surrendered, of the shares of Stock covered by such right or such portion thereof, and (B) the aggregate exercise price of such right or such portion thereof.

(25) “Stock Option” means an option to purchase shares of Stock granted pursuant to Section 5 or Section 5A.

(26) “Subsidiary” means any corporation (other than the Company) either (i) in an unbroken chain of corporations beginning with the Company, if each of the corporations (other than the last corporation) in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain or (ii) organized to act as the mortgage loan conduit for the Company.

2. Administration.

The Plan shall be administered by the Board or by the Committee appointed by the Board, which shall serve at the pleasure of the Board; provided, however, that at all times following the closing of an initial public offering of the Stock, the Plan shall be administered by the Committee appointed by the Board.

The Administrator shall have the power and authority to grant to Eligible Employees and consultants or agents of the Company or any Subsidiary, pursuant to the terms of the Plan: (a) Stock Options (with or without DERs), (b) Stock Appreciation Rights or Limited Stock Appreciation Rights, (c) Restricted Stock, (d) Deferred Stock, (e) Performance Shares or (f) any combination of the foregoing.

In particular, the Administrator shall have the authority:

(a) to select those employees of the Company or any Subsidiary who shall be Eligible Employees;

(b) to determine whether and to what extent Stock Options (with or without DERs), Stock Appreciation Rights, Limited Stock Appreciation Rights, Restricted Stock, Deferred Stock, Performance Shares or a combination of the foregoing, are to be granted to Eligible Employees or any consultant or agent of the Company or any Subsidiary hereunder;

(c) to determine the number of shares to be covered by each such award granted hereunder;

(d) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any award granted hereunder (including, but not limited to, (x) the restricted period applicable to Restricted or Deferred Stock awards and the date or dates on which restrictions applicable to such Restricted or Deferred Stock shall lapse during such period, and (y) the performance goals and periods applicable to the award of Performance Shares); and

(e) to determine the terms and conditions, not inconsistent with the terms of the Plan, which shall govern all written instruments evidencing the Stock Options, DERs, Stock Appreciation Rights, Limited Stock Appreciation Rights, Restricted Stock, Deferred Stock, Performance Shares or any combination of the foregoing.

The Administrator shall have the authority, in its discretion, to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall from time to time deem advisable; to interpret the terms and provisions of the Plan and any award issued under the Plan (and any agreements relating thereto); and to otherwise supervise the administration of the Plan.

All decisions made by the Administrator pursuant to the provisions of the Plan shall be final and binding on all persons, including the Company, any Subsidiaries and the Participants.

3. Stock Subject to Plan.

The total number of shares of Stock reserved and available for issuance under the Plan shall be 50; provided, however, that from and after such time as the Company closes an initial public offering of the Stock, the total number of shares of Stock reserved and available for issuance (inclusive of shares already issued) under the Plan shall automatically be increased so as to equal ten percent (10%) of the number of then outstanding shares of Stock, and provided further, that no more than 1,000,000 shares of Stock shall be cumulatively available for Incentive Stock Options. At all times, the number of shares reserved and available for issuance hereunder as so determined from time to time shall be decreased by virtue of awards granted and outstanding or exercised hereunder.

To the extent that (i) a Stock Option or DER expires or is otherwise terminated without being exercised, or (ii) any shares of Stock subject to any Restricted Stock, Deferred Stock or Performance Share award granted hereunder are forfeited, such shares shall again be available for issuance in connection with future awards under the Plan. If any shares of Stock have been pledged as collateral for indebtedness incurred by a Participant in connection with the exercise of a Stock Option and such shares are returned to the Company in satisfaction of such indebtedness, such shares shall again be available for issuance in connection with future awards under the Plan.

In the event of any merger, reorganization, consolidation, recapitalization, Stock dividend, or other change in corporate structure affecting the Stock, a substitution or adjustment may be made in (i) the aggregate number of shares reserved for issuance under the Plan, and (ii) the kind, number and option price of shares subject to outstanding Stock Options and DERs granted under the Plan as may be determined by the Administrator, in its sole discretion, provided that the number of shares subject to any award shall always be a whole number. Such other substitutions or adjustments shall be made as may be determined by the Administrator, in its sole discretion; provided, however, that with respect to Incentive Stock Options, such adjustment shall be made in accordance with Section 424 of the Code. An adjusted option price shall also be used to determine the amount payable by the Company upon the exercise of any Stock Appreciation Right or Limited Stock Appreciation Right associated with any Stock Option.

The aggregate number of shares of Stock for which Stock Options or Stock Appreciation Rights may be granted to any individual during any calendar year may not, subject to adjustment as provided in this Section 3, exceed 75% of the shares of Stock reserved for the purposes of the Plan in accordance with the provisions of this Section 3.

4. Eligibility.

Employees of the Company who are responsible for or contribute to the management, growth and/or profitability of the business of the Company or its Subsidiaries shall be eligible to be granted Stock Options, DERs, Stock Appreciation Rights, Limited Stock Appreciation Rights, Restricted Stock awards, Deferred Stock awards or Performance Shares hereunder. The Participants under the Plan shall be selected from time to time by the Administrator, in its sole discretion, from among the Eligible Employees recommended by the senior management of the Company, and the Administrator shall determine, in its sole discretion, the number of shares covered by each award; provided, however, that Eligible Non-Employee Directors shall only be eligible to receive Stock Options as provided in Section 5A.

5. Stock Options.

Stock Options may be granted alone or in addition to other awards granted under the Plan, including DERs as described in Section 5(11). Any Stock Option granted under the Plan shall be in such form as the Administrator may from time to time approve, and the provisions of Stock Option awards need not be the same with respect to each optionee. Recipients of Stock Options shall enter into a stock option agreement with the Company, in such form as the Administrator shall determine, which agreement shall set forth, among other things, the exercise price of the option, the term of the option and provisions regarding exercisability of the option granted thereunder.

The Stock Options granted under the Plan may be of two types: (i) Incentive Stock Options and (ii) Non-Qualified Stock Options.

The Administrator shall have the authority under this Section 5 to grant any optionee (except Eligible Non-Employee Directors) Incentive Stock Options, Non-Qualified Stock Options, or both types of Stock Options (in each case with or without DERs, Stock Appreciation Rights or Limited Stock Appreciation Rights), provided, however, that Incentive Stock Options may not be granted to any individual who is not an employee of the Company or its Subsidiaries. To the extent that any Stock Option does not qualify as an Incentive Stock Option, it shall constitute a separate Non-Qualified Stock Option. More than one option may be granted to the same optionee and be outstanding concurrently hereunder.

Stock Options granted under the Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Administrator shall deem desirable:

(1) Option Price. The option price per share of Stock purchasable under a Stock Option shall be determined by the Administrator in its sole discretion at the time of grant but shall not, in the case of Incentive Stock Options, be less than 100% of the Fair Market Value of the Stock on such date, and shall not, in any event, be less than the par value of the Stock, if any. The option price per share of Stock purchasable under a Non-Qualified Stock Option may be less than 100% of such Fair Market Value. If an employee owns or is deemed to own (by reason of the attribution rules applicable under Section 425(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company or any Parent Corporation or Subsidiary and an Incentive Stock Option is granted to such employee, the option price of such Incentive Stock Option (to the extent required by the Code at the time of grant) shall be no less than 110% of the Fair Market Value of the Stock on the date such Incentive Stock Option is granted.

(2) Option Term. The term of each Stock Option shall be fixed by the Administrator, but no Stock Option shall be exercisable more than ten years after the date such Stock Option is granted; provided, however, that if an employee owns or is deemed to own (by reason of the attribution rules of Section 425(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company or any Parent Corporation or Subsidiary and an Incentive Stock Option is granted to such employee, the term of such Incentive Stock Option (to the extent required by the Code at the time of grant) shall be no more than five years from the date of grant.

(3) Exercisability. Stock Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Administrator at or after grant; provided, however, that, except as provided herein or unless otherwise determined by the Administrator at or after grant, Stock Options shall become exercisable as to 25% of the shares subject to such Stock Option on the first anniversary of the date of grant of the Stock Option, and as to an additional 25% on each of the next three anniversaries of the date of grant. To the extent not exercised, installments shall accumulate and be exercisable in whole or in part at any time after becoming exercisable but not later than the date the Stock Option expires. The Administrator may provide, in its discretion, that any Stock Option shall be exercisable only in installments, and the Administrator may waive such installment exercise provisions at any time in whole or in part based on such factors as the Administrator may determine, in its sole discretion.

(4) Method of Exercise. Subject to Section 5(3), Stock Options may be exercised in whole or in part at any time during the option period, by giving written notice of exercise to the Company specifying the number of shares to be purchased, accompanied by payment in full of the purchase price in cash or its equivalent as determined by the Administrator. As determined by the Administrator, in its sole discretion, payment in whole or in part may also be made in the form of unrestricted Stock already owned by the optionee, or, in the case of the exercise of a Non-Qualified Stock Option, Restricted Stock or Performance Shares subject to an award hereunder (based, in each case, on the Fair Market Value of the Stock on the date the option is exercised); provided, however, that in the case of an Incentive Stock Option, the right to make payment in the form of already owned shares may be authorized only at the time of grant. Any payment in the form of stock already owned by the optionee may be effected by use of an, attestation form approved by the Administrator. If payment of the option exercise price of a Non-Qualified Stock, Option is made in whole or in part in the form of Restricted Stock or Performance Shares, the shares received upon the exercise of such Stock Option (to the extent of the number of shares of Restricted Stock or Performance Shares surrendered upon exercise of such Stock Option) shall be restricted in accordance with the original terms of the Restricted Stock or Performance Share award in question, except that the Administrator may direct that such restrictions shall apply only to that number of shares equal to the number of shares surrendered upon the exercise of such option. An optionee shall generally have the rights to dividends and other rights of a stockholder with respect to shares subject to the option only after the optionee has given written notice of exercise, has paid in full for such shares, and, if requested, has given the representation described in paragraph (1) of Section 11.

The Administrator may require the voluntary surrender of all or a portion of any Stock Option granted under the Plan as a condition precedent to a grant of a new Stock Option. Subject to the provisions of the Plan, such new Stock Option shall be exercisable at the price, during such period and on such other terms and conditions as are specified by the Administrator at the time the new Stock Option is granted; provided, however, that should the Administrator so require, the number of shares subject to such new Stock Option shall not be greater than the number of shares subject to the surrendered Stock Option. Upon their surrender, Stock Options shall be canceled and the shares previously subject to such canceled Stock Options shall again be available for grants of Stock Options and other awards hereunder.

(5) Loans. The Company may make loans available to Stock Option holders in connection with the exercise of outstanding options granted under the Plan, as the Administrator, in its discretion, may determine. Such loans shall (i) be evidenced by promissory notes entered into by the Stock Option holders in favor of the Company, (ii) be subject to the terms and conditions set forth in this Section 5(5) and such other terms and conditions, not inconsistent with the Plan, as the Administrator shall determine, and (iii) bear interest, if any, at such rate as the Administrator shall determine. In no event may the principal amount of any such loan exceed the sum of (x) the exercise price less the par value of the shares of Stock covered by the option, or portion thereof, exercised by the holder, and (y) any federal, state, and local income tax attributable to such exercise. The initial term of the loan, the schedule of payments of principal and interest under the loan, the extent to which the loan is to be with or without recourse against the holder with respect to principal or interest and the conditions upon which the loan will become payable in the event of the holder’s termination of employment shall be determined by the Administrator; provided, however, that the term of the loan, including extensions, shall not exceed seven years. Unless the Administrator determines otherwise, when a loan is made, shares of Stock having a Fair Market Value at least equal to the principal amount of the loan shall be pledged by the holder to the Company as security for payment of the unpaid balance of the loan, and such pledge shall be evidenced by a pledge agreement, the terms of which shall be determined by the Administrator, in its discretion; provided, however, that each loan shall comply with all applicable laws, regulations and rules of the Board of Governors of the Federal Reserve System and any other governmental agency having jurisdiction.

(6) Limits on Transferability of Options.

(a) Subject to Section 5(6)(b), no Stock Option shall be transferable by the optionee otherwise than by will or by the laws of descent and distribution or pursuant to a “qualified domestic relations order,” as such term is defined in the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and all Stock Options shall be exercisable, during the optionee’s lifetime, only by the optionee or in accordance with the terms of a qualified domestic relations order.

(b) The Administrator may, in its discretion, authorize all or a portion of the options to be granted to an optionee to be on terms which permit transfer by such optionee to (i) the spouse, qualified domestic partner, children or grandchildren of the optionee and any other persons related to the optionee as may be approved by the Administrator (“Immediate Family Members”), (ii) a trust or trusts for the exclusive benefit of such Immediate Family Members, (iii) a partnership or partnerships in which such Immediate Family Members are the only partners, or (iv) any other persons or entities as may be approved by the Administrator, provided that (x) there may be no consideration for any transfer unless approved by the Administrator, (y) the stock option agreement pursuant to which such options are granted must be approved by the Administrator, and must expressly provide for transferability in a manner consistent with this Section 5(6)(b), and (z) subsequent transfers of transferred options shall be prohibited except those in accordance with Section 5(6)(a) or expressly approved by the Administrator. Following transfer, any such options shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, provided that, except for purposes of Sections 5(7), (8) and (9) and 11(3) hereof, the terms “optionee,” Stock Option holder” and “Participant” shall be deemed to refer to the transferee. The events of termination of employment under Sections 5(7), (8) and (9) hereof shall continue to be applied with respect to the original optionee, following which the options shall be exercisable by the transferee only to the extent, and for the periods specified under such sections unless the option agreement governing such options otherwise provides. Notwithstanding the transfer, the original optionee will continue to be subject to the provisions of Section 11(3) regarding payment of taxes, including the provisions entitling the Company to deduct such taxes from amounts otherwise due to such optionee. Any transfer of a Stock Option that was originally granted with DERs related thereto shall automatically include the transfer of such DERs, any attempt to transfer such Stock Option separately from such DERs shall be void, and such DERs shall continue in effect according to their terms. “Qualified domestic partner” for the purpose of this Section 5(6)(b) shall mean a domestic partner living in the same household as the optionee and registered with, certified by or otherwise acknowledged by the county or other applicable governmental body as a domestic partner or otherwise establishing such status in any manner satisfactory to the Administrator.

(7) Termination by Death. If an optionee’s employment with the Company or any Subsidiary terminates by reason of death, the Stock Option may thereafter be immediately exercised, to the extent then exercisable (or on such accelerated basis as the Administrator shall determine at or after grant), by the legal representative of the estate or by the legatee of the optionee under the will of the optionee, for a period of twelve months (or such shorter period as the Administrator shall specify at grant) from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is shorter.

(8) Termination by Reason of Disability. If an optionee’s employment with the Company or any Subsidiary terminates by reason of Disability, any Stock Option held by such optionee may thereafter be exercised, to the extent it was exercisable at the time of such termination (or on such accelerated basis as the Administrator shall determine at the time of grant), for a period of twelve months (or such shorter period as the Administrator shall specify at grant) from the date of such termination of employment or until the expiration of the stated term of such Stock Option, whichever period is shorter; provided, however, that, if the optionee dies within such twelve-month period (or such shorter period as the Administrator shall specify at grant) and prior to the expiration of the stated term of such Stock Option, any unexercised Stock Option held by such optionee shall thereafter be exercisable to the extent to which it was exercisable at the time of termination for a period of twelve months (or such shorter period as the Administrator shall specify at grant) from the time of death or until the expiration of the stated term of such Stock Option, whichever period is shorter. In the event of a termination of employment by reason of Disability, if an Incentive Stock Option is exercised after the expiration of the applicable exercise periods under Section 422 of the Code, such Stock Option shall thereafter be treated as a Non-Qualified Stock Option.

(9) Other Termination. Except as otherwise determined by the Administrator, if an optionee’s employment with the Company or any Subsidiary terminates for any reason other than death or Disability, the Stock Option may be exercised for a period of three months from the date of such termination, or until the expiration of the stated term of such Stock Option, whichever period is shorter.

(10) Annual Limit on Incentive Stock Options. To the extent that the aggregate Fair Market Value (determined as of the date the Incentive Stock Option is granted) of shares of Stock with respect to which Incentive Stock Options granted to an Optionee under this Plan and all other option plans of the Company, its Parent Corporation or any Subsidiary become exercisable for the first time by the Optionee during any calendar year exceeds $100,000, such Stock Options shall be treated as Non-Qualified Stock Options.

(11) DERs. The Administrator shall have the discretion to grant DERs in conjunction with grants of Stock Options pursuant to this Section 5. DERs may be granted in either of two forms, “Current-pay DERs” and “Accrued DERs” and the Administrator may condition the payment or accrual of amounts in respect thereof subject to satisfaction of such performance objectives as the Administrator may specify at the time of grant. Assuming satisfaction of any applicable conditions, Current-pay DERs shall be paid concurrently with any dividends or distributions paid on the Stock during the time the related Stock Options are outstanding in an amount equal to the cash dividend (or Stock or other property hereby distributed) per share being paid on the Stock times the number of shares subject to the related Stock Options. Current-pay DERs are payable in cash, Stock or such other property in the same manner as may be distributed to shareholders. Accrued DERs may be accrued in respect of cash dividends only or cash dividends and the value of any Stock or other property distributed to shareholders, as the Administrator shall determine at the time of grant. Assuming satisfaction of any applicable conditions, Accrued DERs shall be accrued with respect to the related Stock Options outstanding as of the date dividends are declared on the Company’s Stock in accordance with the following formula:

(A x B) / C

under which “A” equals the number of shares subject to such Stock Options, “B” equals the cash dividend per share or the value per share of the Stock or other property being distributed, as the case may be, and “C” equals the Fair Market Value per share of Stock on the dividend payment date. The Accrued DERs shall represent shares of Stock which shall be issuable to the holder of the related Stock Option proportionately as the holder exercises the Stock Option to which the Accrued DERs relate, rounded down to the nearest whole number of shares. DERs shall expire upon the expiration of the Stock Options to which they relate. The Administrator shall specify at the time of grant whether dividends shall be payable or credited on Accrued DERs. Notwithstanding anything to the contrary herein, Accrued DERs granted with respect to Stock Options shall be accrued only to the extent of the number of shares of stock then reserved and available for issuance under the Plan in excess of the number of shares subject to issuance pursuant to outstanding Stock Option, Accrued DER, Stock Appreciation Right, Limited Stock Appreciation Right, Deferred Stock or Performance Share awards.

5A. Stock Options For Eligible Non-Employee Directors.

This Section 5A shall apply only to automatic grants of Stock Options to Eligible Non-Employee Directors.

(1) Following the closing of an initial public offering of the Stock, each Eligible Non-Employee Director serving at the time or thereafter duly elected or appointed shall automatically be granted a Non-Qualified Stock Option to purchase 10,000 shares of Stock. The option price per share of Stock purchasable under such Stock Option shall be 100% of the Fair Market Value on the date of grant. Such Stock Option shall become exercisable as to 25% of the shares subject to such Stock Option on the first anniversary of the date of grant of the Stock Option, and as to an additional 25% of the shares subject to such Stock Option on each of the next three anniversaries of the date of grant. To the extent not exercised, installments shall accumulate and be exercisable in whole or in part at any time after becoming exercisable but not later than the date the Stock Option expires. Exercise shall be by payment in full of the purchase price in cash and no stock option shall be exercisable more than ten years after the date of grant. The aggregate number of shares of Stock that may be granted to Eligible Non-Employee Directors pursuant to the Plan may not exceed 150,000 shares.

(2) Eligible Non-Employee Directors who receive grants of Stock Options shall enter into a stock option agreement with the Company, which agreement shall set forth, among other things, the exercise price of the option, the term of the option and provisions regarding exercisability of the option granted thereunder. The Stock Options granted under this section shall be Non-Qualified Stock Options.

(3) Non-Qualified Stock Options granted to Eligible Non-Employee Directors hereunder shall be transferable only to the extent provided in Sections 5(6)(a) and (b).

(4) No DERs shall be paid with respect to such Non-Qualified Stock Options.

(5) The Board may not amend, alter or discontinue the provisions of this Section 5A more than once every six months other than to comport with changes in the Code, ERISA and the rules thereunder or the federal securities laws and the rules thereunder.

6. Stock Appreciation Rights and Limited Stock Appreciation Rights.

(1) Grant and Exercise. Stock Appreciation Rights and Limited Stock Appreciation Rights may be granted either alone (“Free Standing Rights”) or in conjunction with all or part of any Stock Option granted under the Plan (“Related Rights”). In the case of a Non-Qualified Stock Option, Related Rights may be granted either at or after the time of the grant of such Stock Option. In the case of an Incentive Stock Option, Related Rights may be granted only at the time of the grant of the Incentive Stock Option.

A Related Right or applicable portion thereof granted in conjunction with a given Stock Option shall terminate and no longer be exercisable upon the termination or exercise of the related Stock Option, except that, unless otherwise provided by the Administrator at the time of grant, a Related Right granted with respect to less than the full number of shares covered by a related Stock Option shall only be reduced if and to the extent that the number of shares covered by the exercise or termination of the related Stock Option exceeds the number of shares not covered by the Stock Appreciation Right.

A Related Right may be exercised by an optionee, in accordance with paragraph (2) of this Section 6, by surrendering the applicable portion of the related Stock Option. Upon such exercise and surrender, the optionee shall be entitled to receive an amount determined in the manner prescribed in paragraph (2) of this Section 6. Stock Options which have been so surrendered, in whole or in part, shall no longer be exercisable to the extent the Related Rights have been so exercised.

(2) Terms and Conditions. Stock Appreciation Rights shall be subject to such terms and conditions, not inconsistent with the provisions of the Plan, as shall be determined from time to time by the Administrator, including the following:

(a) Stock Appreciation Rights that are Related Rights (“Related Stock Appreciation Rights”) shall be exercisable only at such time or times and to the extent that the Stock Options to which they relate shall be exercisable in accordance with the provisions of Section 5 and this Section 6; provided, however, that no Related Stock Appreciation Right shall be exercisable during the first six months of its term, except that this additional limitation shall not apply in the event of death or Disability of the optionee prior to the expiration of such six-month period.

(b) Upon the exercise of a Related Stock Appreciation Right, an optionee shall be entitled to receive up to, but not more than, an amount in cash or that number of shares of Stock (or in some combination of cash and shares of Stock) equal in value to the excess of the Fair Market Value of one share of Stock as of the date of exercise over the option price per share specified in the related Stock Option multiplied by the number of shares of Stock in respect of which the Related Stock Appreciation Right is being exercised, with the Administrator having the right to determine the form of payment.

(c) Related Stock Appreciation Rights shall be transferable or exercisable only when and to the extent that the underlying Stock Option would be transferable or exercisable under paragraph (6) of Section 5.

(d) Upon the exercise of a Related Stock Appreciation Right, the Stock Option or part thereof to which such Related Stock Appreciation Right is related shall be deemed to have been exercised for the purpose of the limitation set forth in Section 3 on the number of shares of Stock to be issued under the Plan.

(e) A Related Stock Appreciation Right granted in connection with an Incentive Stock Option may be exercised only if and when the Fair Market Value of the Stock subject to the Incentive Stock Option exceeds the exercise price of such Stock Option.

(f) Stock Appreciation Rights that are Free Standing Rights (“Free Standing Stock Appreciation Rights”) shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Administrator at or after grant; provided, however, that no Free Standing Stock Appreciation Right shall be exercisable during the first six months of its term, except that this limitation shall not apply in the event of death or Disability of the recipient of the Free Standing Stock Appreciation Right prior to the expiration of such six-month period.

(g) The term of each Free Standing Stock Appreciation Right shall be fixed by the Administrator, but no Free Standing Stock Appreciation Right shall be exercisable more than ten years after the date such right is granted.

(h) Upon the exercise of a Free Standing Stock Appreciation Right, a recipient shall be entitled to receive up to, but not more than, an amount in cash or that number of shares of Stock (or any combination of cash or shares of Stock) equal in value to the excess of the Fair Market Value of one share of Stock as of the date of exercise over the price per share specified in the Free Standing Stock Appreciation Right (which price shall be no less than 100% of the Fair Market Value of the Stock on the date of grant) multiplied by the number of shares of Stock with respect to which the right is being exercised, with the Administrator having the right to determine the form of payment.

(i) Free Standing Stock Appreciation Rights shall be transferable or exercisable subject to the provisions governing the transferability and exercisability of Stock Options set forth in paragraphs (3) and (6) of Section 5.

(j) In the event of the termination of an employee who has been granted one or more Free Standing Stock Appreciation Rights, such rights shall be exercisable to the same extent that a Stock Option would have been exercisable in the event of the termination of the optionee.

(k) Limited Stock Appreciation Rights may only be exercised within the 30-day period following a “Change of Control” (as defined in Section 10 below), and, with respect to Limited Stock Appreciation Rights that are Related Rights (“Related Limited Stock Appreciation Rights”), only to the extent that the Stock Options to which they relate shall be exercisable in accordance with the provisions of Section 5 and this Section 6; provided, however, that no Related Limited Stock Appreciation Right shall be exercisable during the first six months of its term, except that this additional limitation shall not apply in the event of death or Disability of the optionee prior to the expiration of such six-month period.

(l) Upon the exercise of a Limited Stock Appreciation Right, the recipient shall be entitled to receive an amount in cash equal in value to the excess of the “Change of Control Price” (as defined in Section 10) of one share of Stock as of the date of exercise over (A) the option price per share specified in the related Stock Option, or (B) in the case of a Limited Stock Appreciation Right which is a Free Standing Stock Appreciation Right, the price per share specified in the Free Standing Stock Appreciation Right, such excess to be multiplied by the number of shares in respect of which the Limited Stock Appreciation Right shall have been exercised.

(m) For the purpose of the limitation set forth in Section 3 on the number of shares to be issued under the Plan, the grant or exercise of Free Standing Stock Appreciation Rights shall be deemed to constitute the grant or exercise, respectively, of Stock Options with respect to the number of shares of Stock with respect to which such Free Standing Stock Appreciation Rights were so granted or exercised.

7. Restricted Stock, Deferred Stock and Performance Shares.

(1) General. Restricted Stock, Deferred Stock or Performance Share awards may be issued either alone or in addition to other awards granted under the Plan. The Administrator shall determine the Eligible Employees to whom, and the time or times at which, grants of Restricted Stock, Deferred Stock or Performance Share awards shall be made; the number of shares to be awarded; the price, if any, to be paid by the recipient of Restricted Stock, Deferred Stock or Performance Share awards; the Restricted Period (as defined in Section 7(3)) applicable to Restricted Stock or Deferred Stock awards; the performance objectives applicable to Performance Share or Deferred Stock awards; the date or dates on which restrictions applicable to such Restricted Stock or Deferred Stock awards shall lapse during such Restricted Period; and all other conditions of the Restricted Stock, Deferred Stock and Performance Share awards. The Administrator may also condition the grant of Restricted Stock, Deferred Stock awards or Performance Shares upon the exercise of Stock Options, or upon such other criteria as the Administrator may determine, in its sole discretion. The provisions of Restricted Stock, Deferred Stock or Performance Share awards need not be the same with respect to each recipient.

(2) Awards and Certificates. The prospective recipient of a Restricted Stock, Deferred Stock or Performance Share award shall not have any rights with respect to such award, unless and until such recipient has executed an agreement evidencing the award (a “Restricted Stock Award Agreement,” “Deferred Stock Award Agreement,” or “Performance Share Award Agreement,” as appropriate) and delivered a fully executed copy thereof to the Company, within a period of sixty days (or such other period as the Administrator may specify) after the award date. Except as otherwise provided below in this Section 7(2), (i) each Participant who is awarded Restricted Stock or Performance Shares shall be issued a stock certificate in respect of such shares of Restricted Stock or Performance Shares; and (ii) such certificate shall be registered in the name of the Participant, and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such award, substantially in the following form:

“The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the Headlands Mortgage Company 1997 Executive and Non-Employee Director Stock Option Plan and a Restricted Stock Award Agreement or Performance Share Award Agreement entered into between the registered owner and Headlands Mortgage Company. Copies of such Plan and Agreement are on file in the offices of Headlands Mortgage Company.”

The Company shall require that the stock certificates evidencing such shares be held in the custody of the Company until the restrictions thereon shall have lapsed, and that, as a condition of any Restricted Stock award or Performance Share award, the Participant shall have delivered a stock power, endorsed in blank, relating to the Stock covered by such award.

(3) Restrictions and Conditions. The Restricted Stock, Deferred Stock and Performance Share awards granted pursuant to this Section 7 shall be subject to the following restrictions and conditions:

(a) Subject to the provisions of the Plan and the Restricted Stock, Deferred Stock or Performance Share award agreement, during such period as may be set by the Administrator commencing on the grant date (the “Restricted Period”), the Participant shall not be permitted to sell, transfer, pledge or assign shares of Restricted Stock, Performance Shares or Deferred Stock awarded under the Plan; provided, however, that the Administrator may, in its sole discretion, provide for the lapse of such restrictions in installments and may accelerate or waive such restrictions in whole or in part based on such factors and such circumstances as the Administrator may determine, in its sole discretion, including, but not limited to, the attainment of certain performance related goals, the Participant’s termination, death or Disability or the occurrence of a “Change of Control” as defined in Section 10.

(b) Except as provided in paragraph (3)(a) of this Section 7, the Participant shall have, with respect to the shares of Restricted Stock or Performance Shares, all of the rights of a stockholder of the Company, including the right to vote the shares, and the right to receive any dividends thereon during the Restricted Period. With respect to Deferred Stock awards, the Participant shall generally not have the rights of a shareholder of the Company, including the right to vote the shares during the Restricted Period; provided, however, that dividends declared during the Restricted Period with respect to the number of shares covered by a Deferred Stock award shall be paid to the Participant. Certificates for shares of unrestricted Stock shall be delivered to the Participant promptly after, and only after, the Restricted Period shall expire without forfeiture in respect of such shares covered by the award of Restricted Stock, Performance Shares or Deferred Stock, except as the Administrator, in its sole discretion, shall otherwise determine.

(c) Subject to the provisions of the Restricted Stock, Deferred Stock or Performance Share award agreement and this Section 7, upon termination of employment for any reason during the Restricted Period, all shares subject to any restriction as of the date of such termination shall be forfeited by the Participant, and the Participant shall only receive the amount, if any, paid by the Participant for such Restricted Stock or Performance Shares, plus simple interest on such amount at the rate of 8% per year.

8. Amendment and Termination.

Subject to the provisions of Section 5A(5), the Board may amend, alter or discontinue the Plan, but no amendment, alteration, or discontinuation shall be made that would impair the rights of a Participant under any award theretofore granted without such Participant’s consent, or that without the approval of the stockholders (as described below) would:

(1) except as provided in Section 3, increase the total number of shares of Stock reserved for the purpose of the Plan;

(2) change the employees or class of employees eligible to participate in the Plan; or

(3) extend the maximum option period under paragraph (2) of Section 5 of the Plan.

Notwithstanding the foregoing, stockholder approval under this Section 8 shall only be required at such time and under such circumstances as stockholder approval would be required under (a) Rule 16b-3 of the Act with respect to any material amendment to any employee benefit plan of the Company or (b) Sections 162(m), 280G or 422 of the Code.

The Administrator may amend the terms of any award theretofore granted, prospectively or retroactively, but, subject to Section 3, no such amendment shall impair the rights of any holder without his or her consent.

9. Unfunded Status of Plan.

The Plan is intended to constitute an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Participant or optionee by the Company, nothing contained herein shall give any such Participant or optionee any rights that are greater than those of a general creditor of the Company.

10. Change of Control.

The following acceleration and valuation provisions shall apply in the event of a “Change of Control” as defined in paragraph (2) of this Section 10:

(1) In the event of a “Change of Control,” unless otherwise determined by the Administrator or the Board in writing at or after grant (including under any individual agreement), but prior to the occurrence of such Change of Control:

(a) any Stock Appreciation Rights outstanding for at least six months and any Stock Options, including Stock Options granted under Section 5A, awarded under the Plan not previously exercisable and vested shall become fully exercisable and vested;

(b) the restrictions applicable to any Restricted Stock, Deferred Stock or Performance Share awards under the Plan shall lapse, and such shares and awards shall be deemed fully vested; and

(c) the value of all outstanding Stock Options (except Stock Options granted under Section 5A), DERs, Stock Appreciation Rights, Limited Stock Appreciation Rights, and Restricted Stock, Deferred Stock and Performance Share awards shall, to the extent determined by the Administrator at or after grant, be cashed out by a payment in cash or other property, as the Administrator may determine, on the basis of the “Change of Control Price” (as defined in paragraph (3) of this Section 10) as of the date the Change of Control occurs or such other date as the Administrator may determine prior to the Change of Control.

(2) For purposes of paragraph (1) of this Section 10, a “Change of Control” shall be deemed to have occurred if, at any time following an initial public offering of the Stock by the Company:

(a) any “person,” as such term is used in Sections 13(d) and 14(d) of the Act (other than the Company; any trustee or other fiduciary holding securities under an employee benefit plan of the Company; or any company owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of Stock of the Company) is or becomes after the Effective Date the “beneficial owner” (as defined in Rule 13d-3 under the Act), directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such person any securities acquired directly from the Company or its affiliates) representing 25% or more of the combined voting power of the Company’s then outstanding securities; or

(b) during any period of two consecutive years (not including any period prior to the Effective Date), individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (a), (c) or (d) of this Section 10(2)) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof; or

(c) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than (A) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company, at least 75% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation or (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no person acquires more than 50% of the combined voting power of the Company’s then outstanding securities; or

(d) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets.

(3) For purposes of this Section 10, “Change of Control Price” means the higher of (i) the highest price per share paid or offered in any transaction related to a Change of Control of the Company or (ii) the highest price per share paid in any transaction reported on the exchange or national market system on which the Stock is listed, at any time during the preceding sixty day period as determined by the Administrator, except that, in the case of Incentive Stock Options and Stock Appreciation Rights or Limited Stock Appreciation Rights relating to Incentive Stock Options, such price shall be based only on transactions reported for the date on which the Administrator decides to cash out such options.

11. General Provisions.

(1) The Administrator may require each person purchasing shares pursuant to a Stock Option to represent to and agree with the Company in writing that such person is acquiring the shares without a view to distribution thereof The certificates for such shares may include any legend which the Administrator deems appropriate to reflect any restrictions on transfer.

All certificates for shares of Stock delivered under the Plan shall be subject to such stock-transfer orders and other restrictions as the Administrator may deem advisable under the rules, regulations, and other requirements of the Commission, any stock exchange upon which the Stock is then listed, and any applicable federal or state securities law, and the Administrator may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions.

(2) Nothing contained in the Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases. Neither the adoption of the Plan nor the grant of Stock Options or other benefits under the Plan to any employee of the Company or any Subsidiary shall confer upon any employee any right to continued employment with the Company or a Subsidiary, as the case may be, or interfere in any way with the right of the Company or a Subsidiary to terminate the employment of any of its employees at any time.

(3) Each Participant shall, no later than the date as of which the value of an award first becomes includable in the gross income of the Participant for federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Administrator regarding payment of, any federal, state, or local taxes of any kind required by law to be withheld with respect to the award. The obligations of the Company under the Plan shall be conditional on the making of such payments or arrangements, and the Company (and, where applicable, its Subsidiaries) shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant.

(4) No member of the Board or the Administrator, nor any officer or employee of the Company acting on behalf of the Board or the Administrator, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Board or the Administrator and each and any officer or employee of the Company acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, determination or interpretation.

(5) The Administrator may appoint from time to time one or more financial institutions to act as Plan financial agent to facilitate the exercise by Participants of Stock Options and other benefits granted or awarded under the Plan and to assist the Administrator with recordkeeping, accounting and taxation requirements under the Plan. The Administrator may encourage Participants to take any actions required to permit the Plan financial agent to perform its services, including but not limited to opening accounts with the Plan financial agent.

12. Effective Date of Plan.

The Plan became effective (the “Effective Date”) on September 15, 1997, the date the Company’s stockholders formally approved the Plan.

13. Term of Plan.

No Stock Option, Stock Appreciation Right, Limited Stock Appreciation Right, Restricted Stock, Deferred Stock or Performance Share award shall be granted pursuant to the Plan on or after the tenth anniversary of the Effective Date, but awards theretofore granted may extend beyond that date.